UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 4, 2024

Golden Matrix Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	GMGI	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Golden Matrix Group, Inc. (the “Company”, “Golden Matrix”, “we” and “us”) with the Securities and Exchange Commission (the “SEC”) on January 12, 2023, we entered into a Sale and Purchase Agreement of Share Capital (the “Original Purchase Agreement”) with Aleksandar Milovanović, Zoran Milosevic and Snežana Božović (collectively, the “Sellers”), the owners of Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia (“Meridian Serbia”); Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro; Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta; and Meridian Gaming (Cy) Ltd, a company formed and registered in the republic of Cyprus (collectively, the “Meridian Companies”). Pursuant to the Original Purchase Agreement, we agreed to acquire 100% of the Meridian Companies (the “Purchase”).

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on June 30, 2023, we entered into an Amended and Restated Sale and Purchase Agreement of Share Capital dated June 27, 2023, with the Sellers on June 28, 2023 (the “A&R Purchase Agreement”), which amended and restated the Original Purchase Agreement and as previously disclosed in the Current Report on Form 8‑K filed by the Company with the SEC on September 28, 2023, we entered into a First Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital with the Sellers on September 22, 2023 (the “First Amendment”).

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on January 24, 2024, on, and effective on, January 22, 2024, the Company and the Sellers entered into a Second Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital (the “Second Amendment”) which extended the required closing date of the Purchase from March 31, 2024, to June 30, 2024, or such other later date as may be approved by the mutual consent of the parties.

On, and effective on, April 8, 2024, the Company and the Sellers entered into a Third Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital (the “Third Amendment”, and the A&R Purchase Agreement as amended by the First Amendment, Second Amendment and Third Amendment, the “Purchase Agreement”) which amended the Purchase Agreement to among other things: (a) change the effective date of the acquisition to April 1, 2024, unless otherwise agreed by the parties; (b) reduce the cash payment payable at closing of the acquisition to $12 million, and to defer $18 million until April 26, 2024, provided that if such amount is not paid by April 26, 2024, any unpaid amount accrues interest at the rate of three percent per annum (from the effective date of the closing); (c) remove the right for a portion of the closing cash payment to be paid by the cash on hand of the Meridian Companies; (d) provide for Meridian Serbia to be owned by a newly-formed wholly-owned subsidiary of the Company following the closing; (e) provide for the transfer of certain of the Sellers’ ownership of Meridian Gaming Ltd., a Kenyan limited company to the Meridian Companies as a post-closing obligation (due within 12 months of the closing); (f) waive certain required timing obligations in connection with the delivery of closing schedules by both the Company and the Sellers; and (g) make certain conforming changes to the Purchase Agreement in connection with the items above.

The foregoing description of the A&R Purchase Agreement, First Amendment, Second Amendment and Third Amendment, is not complete and is subject to, and qualified in its entirety by reference to the A&R Purchase Agreement, First Amendment, Second Amendment and Third Amendment, incorporated by reference herein as Exhibits 2.1, 2.2 and 2.3, and attached as Exhibit 2.4, respectively, which are incorporated in this Item 1.01 by reference in their entirety.

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Nominating and Voting Agreement

On April 9, 2024, as a required term of, and in connection with, the closing of the Purchase Agreement discussed and defined below in Item 2.01 the Company entered into a Nominating and Voting Agreement (the “Voting Agreement”) between the Company, Anthony Brian Goodman, the Company’s Chief Executive Officer and director, Luxor Capital LLC, which is owned and controlled by Mr. Goodman, and each of the Sellers.

Pursuant to the Voting Agreement, the Sellers and Mr. Goodman agreed for two years following the closing of the Purchase Agreement (i.e., until April 9, 2026) to:

(1)

vote their voting shares of the Company “For” appointment of those director nominees, nominated to the Board of Directors from time to time by the independent Nominating and Corporate Governance Committee of the Board of Directors of the Company (the “Committee”) which Committee is required to be composed of two members (one appointed by the members of the Board of Directors not appointed by the Sellers and one appointed by the member(s) of the Board of Directors appointed by the Sellers); and

(2)

not vote their shares to remove any directors nominated by the Committee, subject to certain rights to withhold votes for certain persons disqualified from serving as a member of the Board of Directors as described in the Voting Agreement.

If the Committee becomes deadlocked on a nominee, then the independent Director(s)on the Board have the right to vote, and to collectively break the voting tie (voting by majority, provided that the Board of Directors currently consists of only one other independent member, other than those two independent members on the Committee).

The Voting Agreement also includes restrictions on the ability of the Sellers to transfer shares of the Company which they hold, unless such transferees enter into a joinder to the Voting Agreement and includes a provision allowing any member of the Board nominated by the Sellers to share confidential information with the Sellers, but otherwise prohibiting them from sharing such confidential information with any other person.

Pursuant to the Voting Agreement, the Sellers agreed to not request, encourage, or support any independent directors nominated to the Board of Directors by the Sellers pursuant to the appointment right set forth in the designation of the Company’s Series C Voting Preferred Stock (the “Series C Appointment Right”), to remove Mr. Goodman as Chief Executive Officer of the Company (or reduce his ultimate authority to manage the Company, subject to the terms of the Management Agreement, discussed below)for a period of two years following the closing of the Purchase Agreement, except as to a removal for cause (as defined in the Voting Agreement), or to the extent that failure to vote to remove Mr. Goodman would violate their fiduciary duties to the Company or its shareholders.

The Company has also agreed pursuant to the terms of the Voting Agreement, to amend its Bylaws prior to Closing, to provide for a Board of Directors consisting of a maximum of five (5)members, which amendment was effective on April 5, 2024, as discussed under Item 5.03 hereof.

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Day-to-Day Management Agreement

Also on April 9, 2024, as a required term of, and in connection with, the closing of the Purchase Agreement discussed below in Item 2.01, the Company and Zoran Milošević (one of the Sellers) entered into a Day-to-Day Management Agreement (“Management Agreement”), which prohibits the Company or its executives from materially interfering in the operation of the business of, and day-to-day operations of, the Meridian Companies (as defined below in Item 2.01) by their current leadership (i.e., Mr. Milošević, as Chief Executive Officer of each of the Meridian Companies), while the Voting Agreement is in place. The purpose of the agreement is to ensure the continued running of the Meridian Companies in their ordinary course, for a finite period of time, by one or more individuals who (i)have grown such entities to their current, profitable levels, earning them an important level of corporate and business knowledge; and (ii)have the native-language abilities to easily communicate with mid-level and low-level employees, among other material advantages. The violation of that materiality-based restriction would also raise an option for the Sellers to suspend or terminate (at their discretion)the Voting Agreement. The Management Agreement does not, other than in connection with the day-to-day operations of the Meridian Companies, restrict the Board of Directors or management’s ability to manage the Meridian Companies or the Company as a whole.

Pursuant to the Management Agreement, Mr. Milošević will serve as the manager of the Meridian Companies and will supervise and direct the day-to-day operation of the Meridian Companies as Chief Executive Officer thereof. The initial term of the Management Agreement is two years (i.e., until April 9, 2026), unless otherwise extended with the mutual agreement of the parties. Mr. Milošević has the right to terminate the Management Agreement immediately upon the termination of the Voting Agreement; and Mr. Milošević has the right to terminate the Voting Agreement immediately upon the expiration or termination of the Management Agreement.

The Management Agreement may also be terminated in writing by a non-breaching party in the event of the other party’s (i)fraud, gross negligence or willful misconduct in the performance of its obligations under the Management Agreement; or (ii)the breach by the other party of any of its obligations under the Management Agreement, if such breach is not cured within such 30 days after written notice to breaching party is provided by the non-breaching party, or if such breach cannot reasonably be cured within 30 days, if such breaching party fails to commence the cure thereof within said 30 day period and thereafter fails to diligently pursue said cure or if such breaching party fails to complete said cure within 60 days of such breach.

If Mr. Milošević were to pass away, become materially disabled, or cease to be our or a Meridian Companies employee during the term of the Management Agreement, then the Management Agreement would not terminate, and instead the other Sellers would have the right to substitute another person in Mr. Milošević’s role.

In consideration for the services agreed to be provided by Mr. Milošević under the Management Agreement, the Company will pay Mr. Milošević $10 per year.

Pursuant to the Management Agreement, at least once per calendar year, but more frequently at the request of Mr. Milošević and/or the Company’s Chief Executive Officer (the “CEO”)(but not more frequently than semi-annually), Mr. Milošević shall prepare a budget for the upcoming year (or such shorter period as the parties may in their discretion determine)for the Meridian Companies (the “Budget”), which is required to be approved by the CEO.

* * * * *

The foregoing description of the Management Agreement and Voting Agreement, is not complete and is subject to, and qualified in its entirety by reference to the Management Agreement and Voting Agreement, attached hereto as Exhibits 10.1, and 10.2, which are incorporated in this Item 1.01 by reference in their entirety.

The description of the Notes below in Item 2.01 is incorporated by reference into this Item 1.01.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

Closing of Purchase Agreement

On April 9, 2024, the Purchase was completed and we acquired 100% of the Meridian Companies, effective for all purposes as of April 1, 2024. In connection with the Purchase, on April 9, 2024, we (A) issued 82,141,857 restricted shares of the Company’s common stock to the Sellers (the “Closing Shares”) and 1,000 shares of the Company’s Series C Preferred Stock (the “Series C Preferred Stock”); (B) paid the Sellers $12 million in cash; and (C) issued the Sellers $15 million in Promissory Notes (the “Notes”), payable $13,125,000 to Aleksandar Milovanović, $1,250,000 to Zoran Milosevic and $625,000 to Snežana Božović.

Pursuant to the terms of the Purchase Agreement (as amended by the Third Amendment), we are also required to pay the Sellers: (1) $18 million in cash by April 26, 2024 (provided that failure to pay such amounts by April 26, 2024 will result in such unpaid amounts accruing interest at the rate of 3% per annum, from the April 1, 2024 effective date of the Purchase, until paid in full)(the “Deferred Cash Consideration”); (2) the additional sum of (i) $5,000,000 and (ii) 5,000,000 restricted shares of common stock (collectively, the “Contingent Post-Closing Consideration”) which is due to the Sellers within five business days following the Determination Date (defined below) if (and only if) the Company has determined that each of the Post-Closing Payment Conditions (defined below) have been satisfied, which Post-Closing Contingent Shares have an agreed aggregate value of $15,000,000. For purposes of the foregoing, the “Determination Date” means the date that is six months after the closing date and the “Contingent Post-Closing Payment Conditions” are as follows: the Sellers and their affiliates are not then in default in any of their material obligations, covenants or representations under the Purchase Agreement, any of the transaction documents, or any other agreement with the Company beyond any applicable cure periods therein, as confirmed by Sellers in a signed writing delivered to the Company and verified by the Company within five business days thereafter; and (3) the additional sum of $20,000,000 of which $10,000,000 is due 12 months after the closing date and $10,000,000 is due 18 months after the closing date (“Non-Contingent Post-Closing Cash Consideration”).

Promissory Notes

The Notes in the aggregate amount of $15,000,000 accrue interest at seven percent (7%) per annum (twelve percent (12%) upon the occurrence of an event of default); with monthly interest payments of all accrued interest due on the first day of each calendar month until the maturity date of such Notes; and provide for all outstanding principal and unpaid interest due and payable in full 24 months after the closing date. If we fail to make any payment of principal, interest or other amount due under the Notes within three business days of the date due and payable, we agreed to pay the holder of the Note a late charge equal to 8% of the amount of such payment which was not paid.

The Notes include customary events of default, including (i) the nonpayment of any principal, interest or other indebtedness thereunder when due; (ii) the occurrence of any event of default or any default and the lapse of any notice or cure period, or the Company’s failure to observe or perform any covenant or other agreement, under or contained in any transaction document or any other document now or in the future evidencing or securing any debt, liability or obligation of the Company to any holder, following any applicable cure period set forth in such applicable transaction document; (iii) if the Company is insolvent, or files or becomes the subject of a filing under any state or federal bankruptcy, insolvency or similar proceeding, and including any action or proceeding involving (A) any assignment by the Company for the benefit of creditors, (B) any levy, garnishment, attachment or similar action against its material property, or (C) the imposition of a receivership or trustee arrangement over the Company’s property (a “Bankruptcy” action), provided that in the case of becoming subject to any involuntary state or federal bankruptcy, insolvency or similar proceeding, or any involuntary action described in (B) and (C) above, the Company has sixty days to dismiss such filing or action described in (B) and (C) above, before such event shall be deemed an Event of Default (unless it fails to begin seeking dismissal within the first thirty days); (iv) a default with respect to any other indebtedness of the Company for borrowed money in an amount exceeding $1,000,000, if the effect of such default is to cause or permit the acceleration of such debt; (v) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of the Company to the holders of the Notes, which is not dismissed within thirty days; (vi) the entry of a final non-appealable judgment against the Company in an amount exceeding $1,000,000, and the failure of the Company to discharge the judgment within 10 days of the entry thereof; (vii) any change in the Company’s business, assets, operations, financial condition or results of operations that has or could reasonably be expected to have a material adverse effect on the Company; (viii) the Company ceases doing business as a going concern; (ix) any material representation or warranty made by the Company to the holders of the Notes in any transaction document or any other documents now or in the future evidencing or securing the obligations of the Company to the holders of the Notes, is false, erroneous or misleading in any material respect, following any applicable cure period set forth in such applicable transaction document; or (x) the revocation or attempted revocation, in whole or in part, of any payment obligation or guarantee by the Company.

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The Notes also require us to indemnify the holders thereof against certain claims, including (i) breach of a representation or warranty by the Company, (ii) breach by the Company of a transaction document; (c) negligence, fraud, or willful misconduct by the Company; provided, however, that the foregoing indemnity agreement shall not apply to any claim that is determined by a court of competent jurisdiction in a final, non-appealable judgment to have been solely attributable to an indemnified party’s gross negligence or willful misconduct. The indemnity contained in the Notes survives the termination of the Notes.

* * * * *

The foregoing description of the Notes is not complete and is subject to, and qualified in its entirety by reference to the Notes, copies of which are attached hereto as Exhibits 10.3, 10.4 and 10.5, which are incorporated in this Item 2.01 by reference in their entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Notes set forth in Item 1.01 above, as well as the obligation under the Purchase Agreement to issue/pay the Deferred Cash Consideration, the Contingent Post-Closing Consideration and the Non-Contingent Post-Closing Consideration (as applicable), set forth in Item 2.01 above, are incorporated by reference in this Item 2.03 in their entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The offer and sale of the Closing Shares and shares of Series C Preferred Stock of the Company issued in connection with the Closing, are intended to be exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing offer, sales and issuances were/will not involve a public offering, the recipients have confirmed that they are “accredited investors”, and the recipients will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities are subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

If converted in full, the maximum number of shares of common stock issuable upon conversion of the 1,000 shares of Series C Preferred Stock is 1,000 shares of common stock.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures set forth in Items 2.01, 3.02, 5.01 and 5.03 of this Current Report on Form 8-K are incorporated into this Item 3.03 by reference.

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Item 5.01 Changes in Control of Registrant.

As a result of the closing of the Purchase Agreement, and on April 9, 2024, the Sellers obtained majority voting control over the Company, with each of the Sellers obtaining voting rights as follows:

•

Aleksandar Milovanović (69,820,578 shares of common stock (58.8% of the Company’s outstanding common stock) and 850 shares of Series C Voting Preferred Stock, voting in aggregate 76,195,578 voting shares (57.0% of the Company’s outstanding voting shares));

•	Zoran Milosevic (8,214,186 shares of common stock and 100 shares of Series C Voting Preferred Stock, voting in aggregate 8,964,186 voting shares); and

•	Snežana Božović (4,107,093 shares of common stock and 50 shares of Series C Voting Preferred Stock, voting in aggregate 4,482,093 voting shares);

totalling 82,141,857 shares of common stock and 1,000 shares of Series C Voting Preferred Stock voting in aggregate 7,500,000 voting shares, or 89,641,857 voting shares total, which total an aggregate of 69.2% of the Company’s outstanding common stock and 67.0% of the Company’s outstanding voting stock.

Separately, pursuant to the terms of the Series C Voting Preferred Stock held by the Sellers, they have the right to appoint one or two directors depending on their beneficial ownership. Set forth in Item 5.03 below is a summary of the rights and preferences of the Series C Voting Preferred Stock.

Prior to the closing of the Purchase Agreement, Mr. Anthony Brian Goodman, the Chief Executive Officer and director of the Company held voting control over the Company due to his beneficial ownership of 16,124,562 shares of common stock and 1,000 shares of Series B Voting Preferred Stock, which vote 7,500,000 voting shares on all stockholder matters (which prior to the issuance of the shares of common stock and Series C Voting Preferred Stock upon the closing of the Purchase Agreement, provided him a 53.6% voting right over the Company).

The information in Item 1.01 above regarding the Voting Agreement and in Item 2.01 is incorporated by reference into this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director

On April 5, 2024, and effective at the closing of the Purchase Agreement, Philip Daniel Moyes resigned as a member of the Board of Directors of the Company, which resignation was a required condition to the closing of the transactions contemplated by the Purchase Agreement. The Board of Directors also agreed to accelerate the vesting of the Restricted Stock Units held by Mr. Moyes (50,000 RSUs, which will be settled by the issuance of the same number of shares of common stock), as of the closing date of the Purchase Agreement.

(d) Appointment of Director and Chairman

Effective on April 9, 2024, the Company appointed William Scott as a member of the Board of Directors of the Company pursuant to the rights of the holders of the Series C Voting Preferred Stock of the Company to appoint up to two members of the Board of Directors of the Company, subject to certain ownership limitations as described in greater detail in the designation of the Series C Voting Preferred Stock of the Company, discussed above. Mr. Scott was also appointed as the Chairman of the Board of Directors of the Company.

The Board of Directors determined that Mr. Scott was “independent” pursuant to the rules of the NASDAQ Capital Market and pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

Mr. Scott is not party to any material plan, contract or arrangement (whether or not written) with the Company and there are no arrangements or understandings between Mr. Scott and any other person pursuant to which Mr. Scott was selected to serve as a director of the Company, except pursuant to the terms of the Voting Agreement (described above) and the designation of the Series C Voting Preferred Stock (the terms of which are described in greater in detail above), and pursuant to the terms of the Purchase Agreement, nor is Mr. Scott a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

There are no family relationships between any director or executive officer of the Company, including Mr. Scott.

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Mr. Scott was appointed as a member of the Company’s Audit Committee upon his appointment to the Board of Directors and it is expected that he will also be appointed as Chairman of the Nominating and Governance Committee in the upcoming weeks.

It is expected that Mr. Scott will receive the same compensation as the Company’s other non-executive members of the Board of Directors, including $5,000 a month in cash consideration and that Mr. Scott will be granted 50,000 restricted stock units (RSUs) in the future in consideration for services rendered, with the following terms:

The RSUs are expected to vest at the rate of 1/2 of such RSUs based on the combined company meeting certain revenue and Adjusted EBITDA targets for the year ended October 31, 2024, to be settled in shares of common stock. Specifically, the RSUs will be subject to vesting, and will vest, to the extent and in the amounts set forth below, to the extent the following performance metrics are met by the Company as of the dates indicated:

	Revenue Targets		Adjusted EBITDA Targets
Performance Period	Target Goal	RSUs Vested	Target Goal	RSUs Vested
Year ended October 31, 2024	FY 2023 x 1.1 ($48,591,457)	25,000	FY 2023 x 1.1 ($2,637,004)	25,000

For purposes of the calculations above, (a)“Adjusted EBITDA” means net income before interest, taxes, depreciation, amortization and stock-based compensation; (b)“Revenue” means annual revenue of the Company; and (c)“FY 2023” means actual Revenue or Adjusted EBITDA as the case may be for the 12 month period from November 1, 2022 to October 31, 2023, in each case as set forth in the Company’s audited year-end financial statements (the “Target Definitions”).

William Scott, age 59

Since June 2013, Mr. Scott has served as a director of Warrenside Limited – London, a gambling consultancy firm where he provides advisory services. From July 2004 to June 2013, Mr. Scott served as Vice President – Interactive, of GTECH (now IGT)London, a gaming and lottery technology provider where he served as the executive in charge of the interactive division. From July 2002 to April 2004, Mr. Scott served as an advisor with ICW Holdings Limited – London, which is a power systems provider. From June 2000 to April 2002, Mr. Scott served as Finance Director of Coffee Republic plc London. Prior to that he held various finance, managerial and director roles in various industries. Mr. Scott also currently serves on the Board of Directors of a number of private companies, mainly in the gaming industry, including Ithuba Holdings (RF)(Pty)Ltd, a lottery operator located in South Africa which he serves on the Board of Directors of, and on the Audit and Risk Committee of, Fincore Limited – London, a technology provider to the gambling industry and government/banks and Bildabet Technology Limited, a technology provider to the gambling industry. Mr. Scott also served as a member of the Board of Directors of Playgon Games Inc. (OTCMKTS:PLGNF), a licensor of digital content for the iGaming market, from October 2018 to May 2023. Mr. Scott is a member of the Chartered Accountants of South Africa. Mr. Scott also serves on the Board of Directors of a charity organization, Education Africa, as well as a “know your client”/anti-money laundering organization based in London, England. Mr. Scott obtained a Bachelor of Commerce degree from the University of Witwatersrand, in Johannesburg, South Africa, with Honors.

We believe Mr. Scott’s significant experience in the gaming industry will be beneficial to the Board of Directors.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

As described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 20, 2024, at a special meeting of stockholders of the Company held on March 19, 2024, the stockholders of the Company approved, among other things (collectively, the “Amendments”):

•

the adoption of a Certificate of Amendment to amend the Company’s Amended and Restated Articles of Incorporation to remove the provisions thereof providing for a three class, classified Board of Directors of the Company;

•

the adoption of a Certificate of Amendment to amend the Company’s Amended and Restated Articles of Incorporation to opt out of Nevada Revised Statutes Sections 78.378 to 78.3793 (the Nevada Control Share Act);

•

the adoption of a Certificate of Amendment to amend the Company’s Amended and Restated Articles of Incorporation to amend Article VI thereof to (a) remove the Board of Directors’ exclusive right to make, amend, alter, or repeal the bylaws of the Company; and (b) provide that nothing in the Amended and Restated Articles of Incorporation shall deny the concurrent power of the stockholders (together with the directors) to adopt, alter, amend, restate, or repeal the Bylaws of the Company; and

•

the adoption of a Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation to amend Article III, Section 1, to increase the Company’s authorized number of shares of common stock from two hundred and fifty million (250,000,000) shares to three hundred million (300,000,000) shares.

On April 4, 2024, the Company filed a combined Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada, amending such Articles of Incorporation to affect each of the Amendments, which filing became effective on April 4, 2024.

As a result of the Amendments, (i) we no longer have a classified Board of Directors, and each member of the Board of Directors will continue to serve in such position until the next annual meeting of stockholders of the Company, and/or until their earlier resignation, removal or death. Any vacancies on the Board which occur during the year may be filled by the Board of Directors until the next annual meeting of stockholders of the Company; (ii) we are no longer subject to the Nevada Control Share Act; (iii) stockholders have the concurrent right, together with the Board of Directors, of amending the Bylaws of the Company; and (iv) we now have 300,000,000 shares of authorized common stock.

The foregoing description of the Certificate of Amendment to our Articles of Incorporation filed to affect the Amendments does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment to our Articles of Incorporation filed with the Secretary of State of Nevada on April 4, 2024, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference in its entirety.

Series C Voting Preferred Stock

Additionally, on April 4, 2024, in contemplation of the closing of the transactions contemplated by the Purchase Agreement, and pursuant to the power provided to the Company by the Articles of Incorporation of the Company, as amended, the Company’s Board of Directors approved the adoption of, and filing of, a Certificate of Designation of Golden Matrix Group, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series C Preferred Stock (the “Series C Designation”), which was filed with, and became effective with, the Secretary of State of Nevada on the same date. The Series C Designation designated 1,000 shares of Series C Voting Preferred Stock. The 1,000 shares of Series C Voting Preferred Stock are expected to be issued to the Sellers at the closing of the transactions contemplated by the Purchase Agreement.

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The below is a summary of the rights and preferences of the Series C Voting Preferred Stock:

Voting Rights. The holders of the Series C Voting Preferred Stock, voting as a class, will vote together with the holders of the Company’s common stock on all shareholder matters. At each vote, each share of Series C Voting Preferred Stock entitles the holder 7,500 votes on all matters presented to the Company’s shareholders for a vote of shareholders, whether such vote is taken in person at a meeting or via a written consent (7,500,000 votes in aggregate for all outstanding shares of Series C Preferred Stock).

Additionally, for so long as (a) the Company’s Board of Directors has at least five members; and (b) the Sellers collectively beneficially own more than 40% of the Company’s outstanding common stock (without taking into account shares voted by, or convertible into pursuant to, the Series C Preferred Stock) and for so long as the Series C Voting Preferred Stock is outstanding, the holders of the Series C Voting Preferred Stock, voting separately, will have the right to appoint two members to the Company’s Board of Directors. If (x) the Company’s Board of Directors has less than five members, or (y) the Sellers ever collectively beneficially own 40% or less of the Company’s outstanding common stock, the holders of the Series C Voting Preferred Stock, voting separately, will have the right to appoint one member to the Board of Directors. The holders of the Series C Voting Preferred Stock will also have the sole right to remove such persons solely appointed by the Series C Voting Preferred Stock and to fill vacancies in such appointees.

See also the following table summarizing the above director appointment rights provided to the holders of the Series C Voting Preferred Stock:

Percent Beneficial Ownership of Common Stock held by the Sellers	Total Directors on the Board of Directors	Total Directors the Holders of the Series C Preferred Stock Can Appoint
Greater than 40%	Five	Two
	Less than five	One
40% or less, but at least 10%	Any number	One
Less than 10%	Any number	None (because under that threshold, the Sellers’ Series C Voting Preferred Stock automatically converts into common stock, meaning the Director-appointment right terminates)

The Series C Preferred Stock will also require the consent of the holders of at least a majority of the issued and outstanding shares of Series C Preferred Stock to (i) amend any provision of the designation of the Series C Preferred Stock, (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of any preferred stock of the Company, (iii) adopt or authorize any new designation of any preferred stock, (iv) amend the Articles of Incorporation of the Company in a manner which adversely affects the rights, preferences and privileges of the Series C Preferred Stock, (v) effect an exchange, or create a right of exchange, cancel, or create a right to cancel, of all or any part of the shares of another class of shares into shares of Series C Preferred Stock, (vi) issue any additional shares of preferred stock, or (vii) alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the shares of Series C Preferred Stock.

Dividend Rights. None.

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Liquidation Preference. None.

Conversion Rights. The holders of the Series C Preferred Stock will have the right to convert each share of the Series C Preferred Stock into one share of the Company’s common stock at any time. The Series C Preferred Stock also provides for the automatic conversion of all outstanding shares of Series C Preferred Stock into common stock of the Company, on a 1 for 1 basis, on the date that the aggregate beneficial ownership of the Company’s common stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended), calculated without regard to any shares of common stock issuable upon conversion of the Series C Preferred Stock, of the Sellers (collectively), falls below 10% of the Company’s common stock then outstanding, without taking into account the shares of common stock issuable upon conversion of the Series C Preferred Stock, or the first business day thereafter that the Company becomes aware of such.

Redemption Rights. None.

Transfer Rights. The Series C Preferred Stock is not transferrable by the Sellers.

* * * *

The description of the Series C Designation above is not complete and is qualified in its entirety by the full text of the Series C Designation, filed herewith as Exhibit 3.2, and incorporated into this Item 5.03 by reference in its entirety.

Amendments to Bylaws

Effective on April 5, 2024, the Board of Directors of the Company approved amendments to the Bylaws of the Company to (a) fix the number of members of the Board of Directors at five (5) members (previously such number was between one (1) and thirteen (13) as fixed from time to time in the discretion of the Board of Directors); and (b) to clarify that the shareholders have the ability to amend the bylaws (consistent with the amended Articles of Incorporation discussed above), and to clarify that a Bylaw adopted by the shareholders may restrict or eliminate the power of the Board of Directors to adopt, amend, or repeal the Bylaws, and further that in no event shall any amendment or modification of the Bylaws adopted by the stockholders be amended by the Board of Directors, without approval of the stockholders.

A copy of the amendment to the Bylaws is attached hereto as Exhibit 3.3 and incorporated by reference into this Item 5.03.

Change in Fiscal Year

On, and effective on, April 5, 2024, the Board of Directors of the Company approved a change in the Company’s fiscal year end from October 31st to December 31st, to align the Company’s fiscal year end with that of the Meridian Companies.

Item 8.01. Other Events.

On April 9, 2024, the Company published a press release announcing the closing of the Purchase Agreement. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements of the Meridian Companies will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

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(b) Pro Forma Financial Information

Pro forma financial information relative to acquisition of the Meridian Companies will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1#£

Amended and Restated Sale and Purchase Agreement of Share Capital dated June 27, 2023 by and between Golden Matrix Group, Inc., as purchaser and the shareholders of: Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia, Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro, Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta, and Meridian Gaming (Cy) Ltd, a company formed and registered in the Republic of Cyprus, as sellers (Filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 30, 2023, and incorporated by reference herein)(File No. 001-41326)

2.2

First Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital dated September 22, 2023 by and between Golden Matrix Group, Inc., as purchaser and the shareholders of: Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia, Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro, Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta, and Meridian Gaming (Cy) Ltd, a company formed and registered in the Republic of Cyprus, as sellers (Filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 28, 2023, and incorporated by reference herein)(File No. 001-41326)

2.3

Second Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital dated January 22, 2024, by and between Golden Matrix Group, Inc., as purchaser and the shareholders of: Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia, Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro, Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta, and Meridian Gaming (Cy) Ltd, a company formed and registered in the Republic of Cyprus, as sellers (Filed as Exhibit 2.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 24, 2024, and incorporated by reference herein)(File No. 001-41326)

2.4*

Third Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital dated April 8, 2024, by and between Golden Matrix Group, Inc., as purchaser and the shareholders of: Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia, Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro, Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta, and Meridian Gaming (Cy) Ltd, a company formed and registered in the Republic of Cyprus, as sellers

3.1*	Certificate of Amendment to Articles of Incorporation of Golden Matrix Group, Inc., as filed with the Secretary of State of Nevada on April 4, 2024
3.2*

Certificate of Designation of Golden Matrix Group, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series C Preferred Stock, as filed with the Secretary of State of Nevada on April 4, 2024

3.3*	Amendment to the Bylaws of Golden Matrix Group, Inc. dated April 5, 2024
10.1*	Nominating and Voting Agreement dated April 9, 2024, by and between Golden Matrix Group, Inc., Aleksandar Milovanović, Zoran Milosevic and Snežana Božović
10.2*	Day-to-Day Management Agreement dated April 9, 2024, by and between Golden Matrix Group, Inc. and Zoran Milošević
10.3*	Promissory Note dated April 9, 2024, in the amount of $13,125,000 representing amounts owed by Golden Matrix Group, Inc. to Aleksandar Milovanović
10.4*	Promissory Note dated April 9, 2024, in the amount of $1,250,000 representing amounts owed by Golden Matrix Group, Inc. to Zoran Milosevic
10.5*	Promissory Note dated April 9, 2024, in the amount of $625,000 representing amounts owed by Golden Matrix Group, Inc. to Snežana Božović
99.1*	Press Release of Golden Matrix Group, Inc. dated April 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Golden Matrix Group, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

£ Certain personal information which would constitute an unwarranted invasion of personal privacy has been redacted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

Forward- Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act, as amended. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond our control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our Annual Reports on Form 10-K and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: April 9, 2024	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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